UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 14, 2007

TENNESSEE COMMERCE BANCORP, INC.

Tennessee	000-51281	62-1815881
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

 (615) 599-2274
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
       ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                         COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)    On June 1, 2007, the following annual base salary increases for the “named executive officers” (i.e., those executive officers reported as such in the Corporation’s most recent proxy statement filed with the Securities and Exchange Commission) of Tennessee Commerce Bancorp, Inc. (the “Corporation”) were approved: retroactive to January 1, 2007.

Name and Position	Annual Base Salary Effective June 1, 2007 (retroactive to January 1, 2007)
Arthur F. Helf, Chairman and Chief Executive Officer	$400,000
George W. Fort, Chief Financial Officer	$335,000
Michael R. Sapp, President and Chief Lending Officer	$400,000
H. Lamar Cox, Chief Administrative Officer	$350,000

On June 14, 2007, the grants set forth below to be made under a new long term incentive plan (the “2007 Equity Plan”) to the Corporation’s named executive officers were approved. The 2007 Equity Plan was approved by the Corporation’s shareholders on June 8, 2007. The grants will be in the form of non-qualified stock options, at an exercise price of $25.00 per share, which was equal to the market price of the Corporation’s common stock on the date of the grant. 20% of the stock options granted will vest over 5 years in equal increments, based solely on service. The remaining 80% of the stock options granted will vest over 5 years, subject to continued employment and attaining certain performance criteria on a yearly basis. The non-qualified stock options will expire 10 years from the date of the grant.

Name and Position	Grants Effective June 14, 2007
Arthur F. Helf, Chairman and Chief Executive Officer	50,000 Non-Qualified Stock Options
George W. Fort, Chief Financial Officer	50,000 Non-Qualified Stock Options
Michael R. Sapp, President and Chief Lending Officer	50,000 Non-Qualified Stock Options
H. Lamar Cox, Chief Administrative Officer	50,000 Non-Qualified Stock Options

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26, 2007                                TENNESSEE COMMERCE BANCORP, INC.

                      By: /s/ George W. Fort
                      Name: George W. Fort
                                     Title:  Chief Financial Officer

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